QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on July 17, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VICURON PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	04-3278032
(State of other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
455 South Gulph Road, Suite 305 King of Prussia, Pennsylvania 19406 (610) 491-2200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

George F. Horner III
President and Chief Executive Officer
Vicuron Pharmaceuticals Inc.
455 South Gulph Road, Suite 305
King of Prussia, Pennsylvania 19406
(610) 205-2300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Peter T. Healy, Esq.
O'Melveny & Myers LLP
275 Battery Street, 26th Floor
San Francisco, California 94111
(415) 984-8700

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 33-105921

        If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Shares To Be Registered(4)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Common Stock, $0.001 par value	$15,065,000	$1,218.76

(1)
An indeterminable number of shares is being registered as may from time to time be issued at indeterminate prices with an aggregate initial offering price not to exceed $15,065,000. Shares of common stock being registered hereby are accompanied by preferred stock purchase rights. Until the occurrence of certain prescribed events, such rights are not exercisable, are evidenced by each certificate for common stock and will be transferred along with and only with the common stock.
(2)
The aggregate amount of the registrant's common stock registered hereunder that may be sold in an "at the market" offering for the account of the registrant is limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933.
(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(4)
This registration statement also relates to rights to purchase 1/100th share of Series A Junior Participating Preferred Stock, which are attached to all shares of the registrant's common stock pursuant to the registrant's Shareholder Rights Agreement dated June 28, 2001, as amended. Until the occurrence of events described in the Shareholder Rights Agreement, the rights are not exercisable, are evidenced by the common stock certificates and are transferred with and only with such common stock.

EXPLANATORY NOTE

        This registration statement is being filed to register an additional $15,065,000 of shares of our common stock, par value $0.001 per share pursuant to Rule 462(b) of the Securities Act of 1933, as amended. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-105921) which was declared effective on June 23, 2003, including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

        The required opinions and consents are listed on the Exhibit Index attached to and filed with this registration statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Vicuron Pharmaceuticals Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of King of Prussia, state of Pennsylvania, on this 17th day of July, 2003.

VICURON PHARMACEUTICALS INC.
By:	/s/ GEORGE F. HORNER III George F. Horner III President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James H. Cavanaugh, Ph.D.	Chairman of the Board	July 17, 2003
/s/ GEORGE F. HORNER III George F. Horner III	President, Chief Executive Officer and Director (Principal Executive Officer)	July 17, 2003
* Claudio Quarta, Ph.D.	Chief Operating Officer and Director	July 17, 2003
* Ubaldo Livolsi, Ph.D.	Director	July 17, 2003
* Francesco Parenti, Ph.D.	Chief Scientific Officer and Director	July 17, 2003
* Costantino Ambrosio	Chief of Manufacturing and Director	July 17, 2003
* Christopher T. Walsh, Ph.D.	Director	July 17, 2003

* David V. Milligan, Ph.D.	Director	July 17, 2003
/s/ DOV A. GOLDSTEIN, M.D. Dov A. Goldstein, M.D.	Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	July 17, 2003
*By:	/s/ GEORGE F. HORNER III George F. Horner III Attorney-In-Fact

EXHIBIT INDEX

Exhibit Number		Description
1.1		Form of Underwriting Agreement dated July 17, 2003, by Vicuron Pharmaceuticals Inc. and the underwriters named therein (previously attached as Exhibit 1.1 to Vicuron's current report on Form 8-K, which was filed with the SEC on July 17, 2003 and incorporated by reference herein)
4.1		Form of Common Stock Certificate(1)
4.2		Shareholder Rights Agreement by and between Vicuron Pharmaceuticals Inc. and American Stock Transfer & Trust Company, as Rights Agent, dated June 28, 2001 (previously attached as Exhibit 4.1 to Vicuron's current report on Form 8-K, which was filed with the SEC on July 11, 2001 and is incorporated herein by reference)
4.3		First Amendment to Shareholder Rights Agreement, dated as of July 30, 2002, by and between Vicuron Pharmaceuticals Inc. and American Stock Transfer & Trust Company, as Rights Agent (previously attached as Exhibit 4.1 to Vicuron's current report on Form 8-K, which was filed with the SEC on July 31, 2002 and is incorporated by reference herein)
5.1	*	Opinion of O'Melveny & Myers LLP
23.1	*	Consent of O'Melveny & Myers LLP (included as part of Exhibit 5.1 hereto)
23.2	*	Consent of Independent Accountants
23.3	*	Consent of Independent Accountants
24.1		Power of Attorney (previously included on the signature page to the initial filing of Vicuron's registration statement on Form S-3 (No. 333-105921), filed with the SEC on June 6, 2003)

*
Filed herewith.

(1)
Previously filed as an exhibit to the registrant's registration statement on Form S-1 (No. 333-33022), effective August 2, 2000, and incorporated herein by reference.

QuickLinks

EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX